UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145 Wellesley Hills, Massachusetts	19808-1609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2025, Climb Bio, Inc. (the “Company”) entered into a technology transfer and exclusive license agreement (the “Agreement”) with Beijing Mabworks Biotech Co., Ltd. (“Mabworks”), pursuant to which Mabworks granted to the Company (1) an exclusive (even as to Mabworks and its affiliates), sublicensable right and license under certain patent rights and related know-how (the “Licensed Intellectual Property”) to develop, manufacture and commercialize Mabworks’ proprietary antibodies associated with Mabworks’ proprietary antibody program identified as MIL116 (the “Licensed Compounds” or “CLYM116”) and products containing the Licensed Compounds (“Licensed Products”) outside of China, Hong Kong, Macau, and Taiwan (the “Licensed Territory”), (2) a non-exclusive, sublicensable right and license under the Licensed Intellectual Property to manufacture the Licensed Compounds and Licensed Products in China, Hong Kong, Macau, and Taiwan (the “China Territory”) and (3) a non-exclusive, sublicensable right and license under the Licensed Intellectual Property to develop the Licensed Compounds and Licensed Products in the China Territory in connection with certain global clinical studies (as described below).

Under the terms of the Agreement, the Company is obligated to pay to Mabworks a $9.0 million upfront payment, a total of up to $30.0 million upon the achievement of certain development and regulatory milestones pertaining to the first indication for a Licensed Product, additional lower amounts upon the achievement of certain development and regulatory milestones pertaining to up to two additional indications for a Licensed Product and a total of up to $832 million upon the achievement of certain commercial milestones for all Licensed Products. In addition, the Company is obligated to pay Mabworks tiered royalties in the low-to mid-single-digit percentages on aggregate annual net sales of all Licensed Products in the Licensed Territory.

The Company is obligated to pay royalties on a Licensed Product-by-Licensed Product and country-by-country basis from the date of the first commercial sale in such country until the latest of: (i) the expiration of the last valid claim on the Licensed Intellectual Property covering the composition of matter of the Licensed Compound in such Licensed Product in such country; and (ii) ten years following the first commercial sale of such Licensed Product in such country (each, a “Royalty Term”). The royalty rate is subject to reduction on a Licensed Product-by-Licensed Product and country-by-country basis under certain circumstances. In the event that the Company grants sublicenses under the Licensed Intellectual Property, the Company will be obligated to pay Mabworks a percentage, in the mid-single-digits to low-double-digits, of certain consideration that the Company receives under such sublicenses.

The Company agreed to use commercially reasonable efforts to develop, obtain regulatory approval for and commercialize a Licensed Product in the United States. The Company has also granted Mabworks a right of first refusal to develop and commercialize in the China Territory any product controlled by the Company that contains an antibody directed to tumor necrosis factor ligand superfamily member 13 (“APRIL”). Mabworks has agreed not to exploit in the Licensed Territory any product that is directed to APRIL during the term of the Agreement. The Agreement also contains a mechanism for the parties to collaborate on global clinical studies in the future, with the Company having a right to perform clinical studies in the China Territory with Mabworks’ approval in the event that Mabworks elects not to participate in such global clinical studies.

Unless earlier terminated, the Agreement will expire on the expiration of the last to expire Royalty Term. Either party may terminate the Agreement for the other party’s material breach, following a customary notice and cure period, or insolvency. The Company may terminate the Agreement for any reason upon 60 days written notice to Mabworks.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Item 2.02	Results of Operations and Financial Condition.

On January 9, 2025, the Company issued a press release in which it reported a preliminary estimate that, as of December 31, 2024, it had approximately $212.9 million in cash, cash equivalents and marketable securities. On January 9, 2025, the Company also made publicly available that it had approximately 67.3 million shares of common stock, par value $0.0001 per share, outstanding as of December 31, 2024. The estimated cash and outstanding share amounts are preliminary and unaudited, represent management estimates as of the date of this report, are subject to the completion of the Company’s year-end financial closing procedures that could result in changes to these amounts and do not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2024.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Following its entry into the Agreement, the Company anticipates that its existing cash resources will be sufficient to fund its planned operations, including the development of budoprutug and CLYM116, through 2027. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for the Company; expectations regarding the therapeutic benefits, clinical potential and clinical development of budoprutug and CLYM116; plans to optimize the administration of budoprutug; the anticipated benefits of the Agreement; the sufficiency of the Company’s cash resources for the period anticipated; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working” and similar expressions. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of the Company to timely and successfully achieve or recognize the anticipated benefits of its acquisition of Tenet Medicines, Inc. and the Agreement; changes in applicable laws or regulation; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; the Company’s ability to advance budoprutug and CLYM116 on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring boards; replicating in clinical trials positive results found in early-stage clinical trials; competing successfully with other companies that are seeking to develop treatments for primary membranous nephropathy, immune thrombocytopenia, systemic lupus erythematosus, IgA nephropathy and other immune-mediated diseases; maintaining or protecting intellectual property rights related to budoprutug, CLYM116 and/or its other product candidates; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug, CLYM116 and any other product candidates the Company may develop. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Climb Bio, Inc.

Date: January 10, 2025	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer